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                                 EXHIBIT 23.1
             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Major Automotive Companies, Inc.
Long Island City, New York

We hereby consent to the incorporation be reference in the Prospectuses constituting a part of the Registration Statements on Form S-3 filed on January 18, 2000 and May 26, 2000 of our report dated April 11, 2003 relating to the financial statements of The Major Automotive Companies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

New York, New York                           /s/ BDO Siedman, LLP
April 11, 2003                               --------------------
                                             BDO Siedman, LLP